Exhibit 10.1

NORWEGIAN CRUISE LINE HOLDINGS LTD.

DIRECTORS’ COMPENSATION POLICY

(Effective June 23, 2015)

Directors of Norwegian Cruise Line Holdings Ltd., a company organized under the laws of Bermuda (the “Company”), who are not employed by the Company or one of its subsidiaries or affiliated with Apollo, TPG or Genting HK (“non-affiliated directors”) are entitled to the compensation set forth below for their service as a member of the Board of Directors (the “Board”) of the Company. The Board has the right to amend this policy from time to time.

Cash Compensation
Annual Cash Retainer	$100,000
Annual Chairperson Retainer	$25,000
Additional Audit Committee Chair Retainer	$10,000
U.K. Meeting Fee	$10,000
Audit Committee Meeting Fee	$1,200

Equity Compensation
Annual Equity Award	$50,000
Initial Equity Award	$100,000

Cash Compensation

Each non-affiliated director will be entitled to an annual cash retainer while serving on the Board in the amount set forth above (the “Annual Cash Retainer”). A non-affiliated director who serves as the Chairperson of the Board will be entitled to an additional annual cash retainer while serving in that position in the amount set forth above (the “Annual Chairperson Retainer”). A non-affiliated director who serves as the Chair of the Audit Committee will be entitled to an additional annual cash retainer while serving in that position in the amount set forth above (the “Additional Audit Committee Chair Retainer”). A non-affiliated director who attends in person a Board or committee meeting located in the United Kingdom will be entitled to a fee for attendance at the meeting in the amount set forth above (a “U.K. Meeting Fee”), provided that the director will only be entitled to one U.K. Meeting Fee if multiple Board or committee meetings are held on the same day or over consecutive days. A non-affiliated director who serves as a member of the Audit Committee will be entitled to a fee for each Audit Committee meeting attended in person or telephonically, whether located in the United Kingdom or elsewhere, in the amount set forth above (an “Audit Committee Meeting Fee”). Except for the U.K. Meeting Fee and the Audit Committee Meeting Fee, no non-affiliated director will be entitled to a meeting fee for attending in-person or telephonically any other Board or committee meetings.

The amounts of the Annual Cash Retainer and Additional Audit Committee Chair Retainer are expressed as annualized amounts. These retainers will be paid on a quarterly basis, at the end of each quarter in arrears, and will be pro-rated if a non-affiliated director serves (or serves in the corresponding position, as the case may be) for only a portion of the quarter (with the proration based on the number of calendar days in the quarter that the director served as a non-affiliated director or held the particular position, as the case may be). The Annual Chairperson Retainer will be paid in cash in a lump sum each calendar year, by no later than the end of the second quarter of each calendar year. U.K. Meeting Fees and Audit Committee Meeting Fees for attendance at meetings that occur in a particular quarter will be paid at the end of the quarter.

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Equity Awards

Initial Equity Awards

For each new non-affiliated director appointed or elected to the Board, on the date that the new non-affiliated director first becomes a member of the Board, the new non-affiliated director will automatically be granted an award of restricted Ordinary Shares of the Company (an “Initial Restricted Share Award”) determined by dividing (1) the Initial Equity Award grant value set forth above by (2) the per-share closing price of an Ordinary Share on the date of grant (rounded down to the nearest whole share). Each Initial Restricted Share Award will vest in four substantially equal annual installments on each of the first four anniversaries of the date of grant.

Annual Equity Awards for Continuing Board Members

On the first business day of each calendar year (beginning with the 2015 calendar year), each non-affiliated director then in office will automatically be granted an award of restricted Ordinary Shares of the Company (an “Annual Restricted Share Award”) determined by dividing (1) the Annual Equity Award grant value set forth above by (2) the per-share closing price of an Ordinary Share on the first business day of the year (rounded down to the nearest whole share). Each Annual Restricted Share Award will vest in four substantially equal quarterly installments on the last day of each quarter in the applicable calendar year.

For each new non-affiliated director appointed or elected to the Board after the first business day of the year, on the date that the new non-affiliated director first becomes a member of the Board, the new non-affiliated director will automatically be entitled to a pro-rata portion of the Annual Restricted Share Award (a “Pro-Rata Annual Restricted Share Award”) determined by dividing (1) a pro-rata portion of the Annual Equity Award grant value set forth above by (2) the per-share closing price of an Ordinary Share on the date the new non-affiliated director first became a member of the Board (rounded down to the nearest whole share). The pro-rata portion of the Annual Equity Award grant value for purposes of a Pro-Rata Annual Restricted Share Award will equal the Annual Equity Award grant value set forth above multiplied by a fraction (not greater than one), the numerator of which is 12 minus the number of whole months that as of the particular grant date had elapsed since the first business day of the year, and the denominator of which is 12. Each Pro-Rata Annual Restricted Share Award will vest in substantially equal quarterly installments on the same schedule as the Annual Restricted Share Award.

Elective Grants of Equity Awards

Non-affiliated directors may elect, prior to the start of each applicable calendar year, to convert all or a portion of their Annual Cash Retainer (but not any Annual Chairperson Retainer, Additional Audit Committee Chair Retainer, U.K. Meeting Fees or Audit Committee Meeting Fees) payable with respect to the particular calendar year into the right to receive an award of restricted Ordinary Shares of the Company (an “Elective Restricted Share Award”). The Elective Restricted Share Award shall automatically be granted on the first business day of each calendar year in an amount determined by dividing (1) the amount of the Annual Cash Retainer elected to be so converted by (2) the per-share closing price of an Ordinary Share on the first business day of the year (rounded down to the nearest whole share). Like the payment schedule for the Annual Cash Retainer, each Elective Restricted Share Award will vest in four substantially equal quarterly installments on the last day of each quarter in the applicable calendar year.

In order to elect to receive an Elective Restricted Share Award, non-affiliated directors must complete an election form in such form as the Board may prescribe from time to time (an “ Election Form “), and file such completed form with the Company prior to the start of the applicable calendar year (i.e. if a director wants to convert his or her Annual Cash Retainer payable for the 2015 calendar year, the Election Form must be filed prior to December 31, 2014). Once an Election Form is validly filed with the Company, it shall automatically continue in effect for future calendar years unless the non-affiliated director changes or revokes his or her Election Form prior to the beginning of any such future calendar years.

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Provisions Applicable to All Equity Awards

Each award of Ordinary Shares will be made under and subject to the terms and conditions of the Company’s 2013 Performance Incentive Plan (the “2013 Plan”) or any successor equity compensation plan approved by the Company’s stockholders and in effect at the time of grant, and will be evidenced by, and subject to the terms and conditions of, an award agreement in the form approved by the Board to evidence such type of grant pursuant to this policy (the “Form of Award Agreement”).

Expense Reimbursement

All non-affiliated directors will be entitled to reimbursement from the Company for their reasonable travel (including airfare and ground transportation), lodging and meal expenses incident to meetings of the Board or committees thereof or in connection with other Board related business.

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